Biotech IPO - Alzheimer's Vaccine
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"Testing The Waters" for an IPO, Learn more.

Biotech IPO - Alzheimer's Vaccine
Ad www.alzamendrega.com
"Testing The Waters" for an IPO, Learn more.

Biotech IPO - Alzheimer's Vaccine
Ad www.alzamendrega.com
"Testing The Waters" to Gauge Market Demand from Potential Investors

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Alzamend Neuro
Biotech IPO
Crowdfunded IPO
Learn More


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Learn Why $10MM in Crowdfunding has been Indicated for This Alzheimers Biotech So Far
Alzamend Neuro
VISIT SITE
Alzheimers Vax Investment
Learn how you can help this crowdfunded preclinical Alzheimers vaccine
Alzheimers Vax Investment
Learn how you can help this crowdfunded preclinical Alzheimers vaccine
alzamendrega.com


Native
Image
Text
Learn Why $10MM in Crowdfunding has been Indicated for This Alzheimers Biotech So Far
Alzamend Neuro
VISIT SITE
Alzheimers Vax Investment
Learn how you can help this crowdfunded preclinical Alzheimers vaccine
Alzheimers Vax Investment
Learn how you can help this crowdfunded preclinical Alzheimers vaccine
alzamendrega.com


BIOTECH FOCUSED ON ALZHEIMER'S IS
"TESTING THE WATERS" FOR AN IPO
Alzamend Neuro
GET ON THE LIST


Native
Image
Text
Learn Why $6,000,000 in Crowdfunding has been Indicated for This Alzheimers Biotech So Far
Alzamend Neuro
VISIT SITE
Alzheimers Vax Investment
Learn how you can help this crowdfunded preclinical Alzheimers vaccine
Alzheimers Vax Investment
Learn how you can help this crowdfunded preclinical Alzheimers vaccine
alzamendrega.com


Native
Image
Text
Learn Why $6,000,000 in Crowdfunding has been Indicated for This Alzheimers Biotech So Far
Alzamend Neuro
VISIT SITE
Alzheimers Vax Investment
Learn how you can help this crowdfunded preclinical Alzheimers vaccine
Alzheimers Vax Investment
Learn how you can help this crowdfunded preclinical Alzheimers vaccine
alzamendrega.com

Alzamend Neuro

Committed to Prevention, Treatment and Cure, of Alzheimer's

Alzamend Neuro is currently working to move a patented mutant peptide for use as an immunotherapeutic treatment and vaccine out of the research and preclinical stage at the University of South Florida Byrd Institute and into a path toward commercialization.

Simultaneously, if it goes forward with the RegA+ offering, Alzamend intends to commit a significant portion of the funds raised directly to fund ongoing research projects with National Partners like the University of South Florida Byrd Institute to secure future intellectual property license rights for commercialization.

RESERVE SHARES NEWSLETTER SIGNUP

$23,503,000

ALZAMEND NEURO
NEWSLETTER
RESERVE SHARES

5444 people who have made their reservation in this mini IPO.

ALZAMEND NEURO
is testing the waters to gauge market demand from potential investors.

"Alzamend Neuro is committed to supporting the full product development life cycle of treatment and cures for Alzheimer's believing that strong support of research is the foundation for true innovation. Providing current hope though the commercialization of existing patented intellectual property and know-how while simultaneously funding Future Hope through advance research."

– Phil Mansour, CEO Alzamend Neuro

SHARE THIS OPPORTUNITY



16 Million
People will have Alzheimer's by 2050 if a cure is not found

1-in-9
Americans over 65 have Alzheimer's Disease


Save

5.3 Mi
Americans
Alzheimer's


WHAT IS ALZHEIMER'S DISEASE?

Overview of RegA+

In the past only wealthy investors, venture capitalist, and private equity firms have had the opportunity to invest via special securities in private to public transactions. That has changed as of June 2015. In light of this change we are considering allowing existing customers and the general public to participate in the growth of Alzamend. If you are interested in finding out more or participating in this going public transaction, indicate interest to reserve your shares in this mini-IPO.


500
200
100


WHAT IS ALZHEIMER'S DISEASE?
WHAT IS ALZHEIMER'S DISEASE?

Our Story

"I vividly remember visiting my grandmother one day and not only did she not recognize me, but she feared me as though I were a stranger. Over the years as more than six other family members became affected by the disease, I studied and learned more about its devastating nature. I felt compelled to take action."
– Chairman Milton "Todd" Ault III

Through his personal experience and diligent study of the status of treatments, and the landscape of medical technology, Mr. Ault, chose the Byrd Institute and their intellectual property, and formed Alzamend as his starting point to make a difference. Twenty-Five years of experience on Wall Street at buying and selling companies as an activist, and his relentless passion for business and technology has culminated in a commitment to depart from the traditional while forging ahead with a disruptive path to financing the commercialization and the discovery of future solutions.

Mr. Ault was quick to recognize the opportunity to make a difference in routine medical procedures that at times resulted in fatal consequences. He founded and launched Patient Safety Technologies Inc., believing in the impact of bar-coded sponge technology, long before anyone else would support it, and it is has now become the standard of care in operating rooms around the world, saving countless lives and subsequent lawsuits annually.

Providing a team of Operational and Financial executives with proven track records, Mr. Ault has made an all-star cast to move this vision forward, without burdening the company with excessive overhead.

Meet Our Leadership

Phil Mansour	Prof. Chuanhai Cao (USF/ Byrd Institute)	Will Horne
CEO/PRESIDENT	PHD	CFO

Interested?

- This is not a financial commitment. This is simply a way for us to gauge interest.
- To stay connected and reserve your shares please fill out the information by selecting the option below.
- Learn more about Alzamend Neuro's potential IPO (under Reg A+) and receive notifications about their progress.

RESERVE SHARES NEWSLETTER SIGNUP

Phil Mansour

Mr. Mansour has been retained to establish the Company, Board of Directors, the scientific advisory board, hire and contract with all appropriate FDA consulting firms, as well as establish and negotiate all relationships with the scientific and academic community. Mr. Mansour has led research and development for various prominent educational technology companies for more than 2 decades. He has also consulted with entrepreneurial as well as large organizations focused on disruptive technology and business models in the areas of medical devices, pharmaceuticals, energy and investment. He has led multi-million-dollar government grants with leading universities. His substantial entrepreneurial and corporate experience will benefit the Company, including, but not limited to, establishing its infrastructure, attracting and hiring appropriate leadership, and guiding its progression through its projected growth.

Will Horne

Mr. Horne served as the Chief Financial Officer of Targeted Medical Pharma, Inc. (OTCBB: TRGM) since August 2013. Mr. Horne previously held the position of Chief Financial Officer in various companies in the healthcare and high-tech field, including OptimisCorp, from January 2008 to May 2013, a privately held, diversified healthcare technology company located in Los Angeles, California. Mr. Horne served as the Chief Financial Officer of Patient Safety Technologies, Inc. (OTCBB: PSTX), a medical device company located in Irvine, California, from June 2005 to October 2008 and as the interim Chief Executive Officer from January 2007 to April 2008. In his dual role at Patient Safety Technologies, Mr. Horne was directly responsible for structuring the divestiture of non-core assets, capital financings and debt restructuring. Mr. Horne held the position of Managing Member & Chief Financial Officer of Alaska Wireless Communications, LLC, a privately held, advanced cellular communications company, from its inception in May 2002 until November 2007. Mr. Horne was responsible for negotiating the sale of Alaska Wireless to General Communication Inc. (NASDAQ: GNCMA). From November 1996 to December 2001, Mr. Horne held the position of Chief Financial Officer of The Phoenix Partners, a venture capital limited partnership located in Seattle, Washington. Mr. Horne has also held supervisory positions at Price Waterhouse, LLP and has a Bachelor of Arts Magna Cum Laude in Accounting from Seattle University.

Prof. Chuanhai Cao (USF/ Byrd Institute)

Dr. Chuanhai Cao is a Professor at the University of South Florida College of Pharmacy. His lab located on the 4th Floor of the USF Health Byrd Alzheimer's Research Institute located on the USF Main Campus. His research interests are focused on the discovery of therapeutics and vaccinations to neurological diseases, such as Alzheimer's, Parkinsons, Multiple Sclerosis, and ALS among many others.

Read More About Dr. Cao

Publications

Feb 2016 Transient Micro-needle Insertion into Hippocampus Triggers Neurogenesis and Decreases Amyloid Burden in a Mouse Model of Alzheimer's Disease. Cell Transplant.

Jan 2016 Acupuncture-Induced Analgesia: The Role of Microglial Inhibition. Cell Transplant.

Dec 2015 Transcription factor Sp1 inhibition, memory, and cytokines in a mouse model of Alzheimer's disease. Am J Neurodegener Dis.

Nov 2015 Brain-derived Neurotrophic Factor Signaling Pathway: Modulation by Acupuncture in Telomerase Knockout Mice. Altern. Ther Health Med.

Nov 2015 Dendritic and Langerhans cells respond to Aβ peptides differently: implication for AD immunotherapy. Oncotarget.

Oct 2014 The potential therapeutic effects of THC on Alzheimer's disease. J Alzheimers Dis.

Apr 2011 Long-term electromagnetic field treatment enhances brain mitochondrial function of both Alzheimer's transgenic mice and normal mice: a mechanism for electromagnetic field-induced cognitive benefit? Neuroscience.

Dec 2009 Caffeine reverses cognitive impairment and decreases brain amyloid- beta levels in aged Alzheimer's disease mice. J Alzheimers Dis.

Aug 2008 Mutant amyloid-beta-sensitized dendritic cells as Alzheimer's disease vaccine. J Neuroimmunol.

Read More About Dr. Cao

Publications

Feb 2016 Transient Micro-needle Insertion into Hippocampus Triggers Neurogenesis and Decreases Amyloid Burden in a Mouse Model of Alzheimer's Disease. Cell Transplant.

Jan 2016 Acupuncture-Induced Analgesia: The Role of Microglial Inhibition. Cell Transplant.

Dec 2015 Transcription factor Sp1 inhibition, memory, and cytokines in a mouse model of Alzheimer's disease. Am J Neurodegener Dis.

Nov 2015 Brain-derived Neurotrophic Factor Signaling Pathway: Modulation by Acupuncture in Telomerase Knockout Mice. Altern. Ther Health Med.

Nov 2015 Dendritic and Langerhans cells respond to Aβ peptides differently: implication for AD immunotherapy. Oncotarget.

Oct 2014 The potential therapeutic effects of THC on Alzheimer's disease. J Alzheimers Dis.

Apr 2011 Long-term electromagnetic field treatment enhances brain mitochondrial function of both Alzheimer's transgenic mice and normal mice: a mechanism for electromagnetic field-induced cognitive benefit? Neuroscience.

Dec 2009 Caffeine reverses cognitive impairment and decreases brain amyloid- beta levels in aged Alzheimer's disease mice. J Alzheimers Dis.

Aug 2008 Mutant amyloid-beta-sensitized dendritic cells as Alzheimer's disease vaccine. J Neuroimmunol.

Nov 2001 Duration and specificity of humoral immune responses in mice vaccinated with the Alzheimer's disease-associated beta-amyloid 1-42 peptide. DNA Cell Biol.

Apr 2000 Characterization of a novel human immunodeficiency virus type 1 neutralizable epitope within the immunodominant region of gp41. Virology.

x

Interested?

- This is not a financial commitment. This is simply a way for us to gauge interest.
- Learn more about Alzamend Neuro's potential fundraiser and receive notifications about their progress.
- To stay connected please complete this information.

INDICATE POTENTIAL AMOUNT

$500 - $1,000

$1,000 - $2,500

$2,500 - $5,000

$5,000 - $7,500

$7,500 - $10,000

$10,000 - $25,000

$25,000 - $50,000

$50,000 - $100,000

$100,000 - $500,000

$500,000+

AMOUNT UNKNOWN

FIRST NAME

LAST NAME

EMAIL

PHONE (OPTIONAL)

I AM AN ACCREDITED INVESTOR

YES

NO

(You do not need to be an accredited investor to participate in this indication of interest)

I DON'T KNOW

SUBMIT

Alzamend Neuro must first qualify the offering with Federal regulators, before investment into this Regulation A deal can occur. Prior to doing so, Alzamend Neuro is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. Offers to buy securities cannot be accepted, and no part of the purchase price can be received, until an offering circular on Form 1-A is qualified. Any offer can be withdrawn or revoked at any time before notice of its acceptance is given after the qualification date of the offering circular. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer of securities will be made without a qualified offering circular registration statement.

x

Alzamend Newsletter

Stay connected to the with the latest progress in treatment and prevention of Alzheimers.

FIRST NAME LAST NAME

EMAIL

SUBMIT

RESERVE SHARES NEWSLETTER SIGNUP

$23,512,750

Of Indicated Interest from